Exhibit 99.1
                                                                    ------------



                          AGREEMENT AND PLAN OF MERGER
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                              dated August 1, 2001

                                     between

                              TUCKER ANTHONY SUTRO

                                       and

                              ROYAL BANK OF CANADA





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


                                TABLE OF CONTENTS


SECTION                                                                   PAGE
-------                                                                   ----

RECITALS.....................................................................1

ARTICLE I      CERTAIN DEFINITIONS; INTERPRETATION...........................2
     1.1       Certain Definitions...........................................2
     1.2       Interpretation................................................7

ARTICLE II     THE MERGER....................................................8
     2.1       The Merger....................................................8
     2.1       Effective Time................................................9
     2.3       Closing.......................................................9
     2.4       Reservation of Right to Revise Structure......................9

ARTICLE III    CONSIDERATION; EXCHANGE.......................................9
     3.1       Merger Consideration..........................................9
     3.2       Rights as Stockholders; Stock Transfers......................10
     3.3       Payment for Shares...........................................10
     3.4       Dissenting Stockholders......................................11
     3.5       Options; Restricted Stock....................................11

ARTICLE IV     ACTIONS PENDING THE EFFECTIVE TIME...........................11
     4.1       Forbearances of the Company..................................11
     4.2       Forbearances of Parent.......................................14

ARTICLE V      REPRESENTATIONS AND WARRANTIES...............................15
     5.1       Disclosure Schedules.........................................15
     5.2       Standard.....................................................15
     5.3       Representations and Warranties of the Company................15
     5.4       Representations and Warranties of Parent.....................31

ARTICLE VI     COVENANTS....................................................33
     6.1       Reasonable Best Efforts......................................33
     6.2       Proxy Statement..............................................34
     6.3       Company Stockholders Meeting.................................34
     6.4       Press Releases...............................................35
     6.5       Access; Information..........................................35
     6.6       Acquisition Proposals........................................36
     6.7       No Rights Triggered..........................................37
     6.8       Regulatory Applications......................................37
     6.9       Employee Matters.............................................38
     6.10      Notification of Certain Matters..............................39
     6.11      Indemnification; Directors' and Officers' Insurance..........39
     6.12      Section 15 of the Investment Company Act.....................41
     6.13      ERISA Clients................................................41


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SECTION                                                                   PAGE
-------                                                                   ----

     6.14      Formation of Merger Subsidiary...............................42
     6.15      Internal Reorganization......................................42

ARTICLE VII    CONDITIONS TO CONSUMMATION OF THE MERGER.....................42
     7.1       Conditions to Each Party's Obligation to Effect the Merger...42
     7.2       Conditions to Obligation of the Company......................43
     7.3       Conditions to Obligation of Parent and Merger Subsidiary.....43

ARTICLE VIII   TERMINATION..................................................44
     8.1       Termination..................................................44
     8.2       Effect of Termination and Abandonment........................45
     8.3       Termination Fee..............................................45

ARTICLE IX     MISCELLANEOUS................................................46
     9.1       Survival.....................................................46
     9.2       Waiver; Amendment............................................46
     9.3       Counterparts.................................................46
     9.4       Governing Law and Venue......................................46
     9.5       Expenses.....................................................46
     9.6       Notices......................................................47
     9.7       Entire Understanding; No Third-Party Beneficiaries...........47
     9.8       Assignment...................................................48
     9.9       Enforcement..................................................48


ANNEXES

Annex A     Form of Stock Option Agreement
Annex B     Form of Voting Agreement
Annex C     List of Designated Executives to Execute Employment Agreements



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


     AGREEMENT AND PLAN OF MERGER, dated August 1, 2001, between Tucker Anthony Sutro (the "Company") and Royal Bank of Canada ("Parent").


                                    RECITALS

     A. THE COMPANY. The Company is a Delaware corporation, having its principal place of business in Boston, Massachusetts.

     B. PARENT. Parent is a Canadian chartered bank, having its principal place of business in Toronto, Ontario, Canada.

     C. MERGER SUBSIDIARY. Merger Subsidiary ("MERGER SUBSIDIARY") will be a Delaware corporation and an indirect wholly owned subsidiary of Parent that will have been organized as of the Closing Date (as defined herein) for the purpose of effecting the Merger (as defined herein) in accordance with this Agreement.

     D. THE MERGER. Subject to the terms and conditions contained in this Agreement, the parties to this Agreement intend to effect the merger of Merger Subsidiary with and into the Company, with the Company being the corporation surviving such merger.

     E. STOCK OPTION AGREEMENT. As a condition and inducement to Parent's willingness to enter into this Agreement, the Board of Directors of the Company has approved the grant to Parent of an option to purchase shares of Company Common Stock (as defined herein) pursuant to a Stock Option Agreement with Parent (the "Stock Option Agreement"), and concurrently with the execution and delivery of this Agreement, the Company has executed and delivered the Stock Option Agreement with Parent, in the form of Annex A.

     F. VOTING AGREEMENT. As a condition and inducement to Parent's willingness to enter into this Agreement, TH Lee Equity Fund III, L.P. and TH Lee Foreign Fund III, L.P., stockholders of, in the aggregate, 18.85% of the Company Common Stock, concurrently with the execution and delivery of this Agreement, have executed a Voting and Support Agreement with Parent (the "Voting Agreement"), in the form of Annex B, whereby such stockholders have agreed, among other things, to vote to adopt this Agreement at the Company Stockholders Meeting (as defined herein).

     G. EMPLOYMENT AGREEMENTS. As further conditions and inducements to Parent's willingness to enter into this Agreement, immediately prior to the execution and delivery of this Agreement, each of the Designated Executives (as defined herein) have executed and delivered an employment agreement with the Company (each, an "Employment Agreement").

     H. BOARD ACTION. The respective Boards of Directors of each of the Company and Parent have adopted resolutions approving this Agreement, the Merger and the Stock Option Agreement, and, in the case of the Board of Directors of Parent, the Voting Agreement, and, in the case of the Board of Directors of the Company, declaring the advisability of this Agreement in accordance with the Delaware General Corporation Law as currently in effect (the "DGCL").


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


     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                   ARTICLE I

                       CERTAIN DEFINITIONS; INTERPRETATION

     1.1 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

     "ACQUISITION PROPOSAL" has the meaning assigned in Section 6.06.

     "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "AMEX" means the American Stock Exchange.

     "BANKRUPTCY AND EQUITY EXCEPTION" has the meaning assigned in Section 5.03(e)(i).

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or any day on which banks in the State of New York are required or authorized by law or regulation to be closed.

     "BYLAWS" has the meaning assigned in Section 2.01(c).

     "CERTIFICATE OF INCORPORATION" has the meaning assigned in Section 2.01(b).

     "CFTC" means the Commodities Futures Trading Commission.

     "CLIENT" means any person to whom the Company or any of its Subsidiaries provides brokerage, investment advisory or other financial services under any Contract.

     "CLOSING" and "CLOSING DATE" have the meanings assigned in Section 2.03.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" has the meaning assigned in the Preamble.




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     "COMPANY  COMMON STOCK" means the common stock,  par value $0.01 per share, of the Company.

     "COMPANY  FINANCIAL   STATEMENTS"  has  the  meaning  assigned  in  Section
5.03(h)(ii).

     "COMPANY IP RIGHTS" has the meaning assigned in Section 5.03(y)(i).

     "COMPANY OPTIONS" means, collectively, outstanding options to purchase shares of Company Common Stock under the Company Stock Plans.

     "COMPANY PROXY STATEMENT" has the meaning assigned in Section 6.02(a).

     "COMPANY REQUISITE VOTE" has the meaning assigned in Section 5.03(e)(i).

     "COMPANY RESTRICTED STOCK" has the meaning assigned in Section 3.05(b).

     "COMPANY SEC DOCUMENTS" has the meaning assigned in Section 5.03(h).

     "COMPANY STOCK PLANS" has the meaning assigned in Section 5.03(b).

     "COMPANY STOCKHOLDERS MEETING" has the meaning assigned in Section 6.03.

     "COMPENSATION AND BENEFIT PLANS" has, with respect to any person, the meaning assigned in Section 5.03(r)(i).

     "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement, dated as of December 5, 2000, between the Company and DR Corp.

     "CONSTITUTIVE DOCUMENTS" means with respect to any juridical person, such person's articles or certificate of incorporation and its bylaws, or similar constitutive documents.

     "CONTRACT" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, lease, understanding, arrangement, or commitment to which such person or any of its Subsidiaries is a party or by which any of them may be bound or to which any of their properties may be subject.

     "COSTS" has the meaning assigned in Section 6.11(a).

     "DERIVATIVES" has the meaning assigned in Section 5.03(w).

     "DESIGNATED EXECUTIVES" means, collectively, the individuals identified in Annex C.

     "DGCL" has the meaning assigned in the Recitals.

     "DISCLOSURE SCHEDULE" has the meaning assigned in Section 5.01.




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     "DISSENTERS'  SHARES"  means shares of Company  Common Stock the holders of which shall have perfected and not withdrawn or lost their appraisal rights in accordance with Section 262 of the DGCL.

     "DR CORP." means Dain Rauscher Corporation, an indirect wholly owned Subsidiary of Parent.

     "EFFECTIVE TIME" means the date and time at which the Merger becomes effective in accordance with Section 2.02.

     "EMPLOYEES" has the meaning assigned in Section 5.03(r)(i).

     "EMPLOYMENT AGREEMENT" means an employment agreement entered into between the Company, on the one hand, and each of the Designated Executives, on the other hand.

     "ENVIRONMENTAL LAWS" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health or safety or natural resources; or (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any Hazardous Substance.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" has, with respect to any person,  the meaning assigned in
Section 5.03(r)(iii).

     "ESPPs" has the meaning assigned in Section 5.03(j).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "FUND BOARD" has the meaning assigned in Section 5.03(z)(i).

     "GAAP" means generally accepted accounting principles in the United States.

     "GOVERNMENTAL AUTHORITY" means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Minister of Finance (Canada), the Office of the Superintendent of Financial Institutions (Canada), the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States or any foreign government or any state or other political subdivision thereof or any state insurance or banking authority, the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation and any court, tribunal or arbitrator(s) of competent jurisdiction.




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


     "HAZARDOUS SUBSTANCE" means any hazardous or toxic substance, material or waste, including those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR ss. 172.101), or designated by the United States Environmental Protection Agency as hazardous substances (40 CFR pt 302 and amendments thereto), petroleum products or other such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including petroleum compounds, lead, asbestos and polychlorinated biphenyls.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "INDEMNIFIED PARTIES" has the meaning assigned in Section 6.11(a).

     "INSURANCE AMOUNT" has the meaning assigned in Section 6.11(c).

     "INTELLECTUAL   PROPERTY  RIGHTS"  has  the  meaning  assigned  in  Section
5.03(y)(iii).

     "INVESTMENT ADVISERS ACT" means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

     "INVESTMENT COMPANY" means any investment company within the meaning of the Investment Company Act, disregarding Section 3(c) thereof, that is sponsored, organized, advised or managed by the Company or one of its Subsidiaries or with respect to which the Company or one of its Subsidiaries acts as "principal underwriter" as defined in the Investment Company Act (including the Registered Funds).

     "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     "IRS" means the United States Internal Revenue Service.

     "LIEN" means any charge, mortgage, pledge, security interest, restriction (other than a restriction on transfer arising under Securities Laws), claim, lien or encumbrance of any nature whatsoever.

     "LITIGATION" has the meaning assigned in Section 5.03(l).

     "MATERIAL ADVERSE EFFECT" means, with respect to Parent, the Company or the Surviving Corporation, respectively, an effect or change that, individually or in the aggregate with such other effects or changes, is both material and adverse with respect to the respective financial condition, results of operations, assets or business of Parent and its Subsidiaries, the Company and its Subsidiaries or the Surviving Corporation and its Subsidiaries, in each case taken as a whole; provided, that "Material Adverse Effect" shall not be deemed to include any effect resulting from this Agreement or the announcement thereof or the effects of (i) changes of general scope in the economy or capital markets conditions of the United States or Canada or (ii) changes in GAAP; provided, further, that any exception in the foregoing clauses (i) and (ii) shall not apply to any change to the extent such change disproportionately affects the applicable party and its Subsidiaries as compared to its peers.

     "MERGER" has the meaning assigned in Section 2.01(a).

     "MERGER CONSIDERATION" has the meaning assigned in Section 3.01(a).

     "MERGER SUBSIDIARY" has the meaning assigned in the Recitals.

     "MSRB" means the Municipal Securities Rulemaking Board.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NEW PLANS" has the meaning assigned in Section 6.09(b).

     "NYSE" means the New York Stock Exchange, Inc.

     "PARENT" has the meaning assigned in the Preamble.

     "PAYING AGENT" has the meaning assigned in Section 3.03.

     "PENSION  PLAN" has,  with respect to any person,  the meaning  assigned in
Section 5.03(r)(ii).

     "PERSON"  means  any  individual,  bank,  corporation,   limited  liability
company,   partnership,   association,   joint-stock  company,  business  trust,
unincorporated organization or other entity.

     "PREVIOUSLY DISCLOSED" has the meaning assigned in Section 5.01.

     "REGISTERED FUNDS" has the meaning assigned in Section 5.03(z)(i).

     "REPORTS" has the meaning assigned in Section 5.03(g).

     "REPRESENTATIVES"   means,  with  respect  to  any  person,  such  person's
directors, officers, employees, legal, financial or other advisers or any representatives of such legal, financial or other advisers.

     "RIGHTS" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any preemptive or other right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock or equity appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.




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


    "SECURITIES LAWS" means, collectively, the Securities Act, the Exchange Act, the Investment Advisers Act, the Investment Company Act and all state securities and "blue sky" laws and rules and regulations thereunder.

     "SELF-REGULATORY ORGANIZATION" means the NASD, the NYSE, the AMEX, the MSRB, the Chicago Stock Exchange, The Chicago Mercantile Exchange, the Chicago Board of Trade, the Cincinnati Stock Exchange, the Minneapolis Grain Exchange, the New York Futures Exchange, the Philadelphia Stock Exchange or any other commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction or supervision of which the Company or one of its Subsidiaries is otherwise subject.

     "STOCK OPTION AGREEMENT" has the meaning assigned in the Recitals.

     "SUBSIDIARY" and "SIGNIFICANT SUBSIDIARY" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "SUPERIOR PROPOSAL" has the meaning assigned in Section 6.06.

     "SURVIVING CORPORATION" has the meaning assigned in Section 2.01(a).

     "TAX RETURNS" means, collectively, all returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws.

     "TAXES" means all taxes, levies or other similar assessments, however denominated and whether imposed by a taxing authority within or without the United States, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, social security, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties or other similar assessments of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

     "TREASURY SHARES" means shares of Company Common Stock, if any, owned by the Company or any of its Subsidiaries other than shares (i) held by the Company or any of its Subsidiaries in connection with any market-making or proprietary trading activity or for the account of another person, (ii) as to which the Company is or may be required to act in a fiduciary or similar capacity or (iii) held in satisfaction of a debt previously contracted.

     "VOTING AGREEMENT" has the meaning assigned in the Recitals.

     1.2 INTERPRETATION. When a reference is made in this Agreement to RECITALS, SECTIONS, ANNEXES SCHEDULES or the PREAMBLE, such reference shall be to a Recital or Section of, or an Annex, Schedule or the Preamble to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation". No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed an undertaking by such party to cause its Subsidiaries, and to use its reasonable best efforts to cause its other Affiliates, to take appropriate action in connection therewith.

                                   ARTICLE II

                                   THE MERGER

     2.1 The Merger. At the Effective Time:

     (a)   Structure and Effects of the Merger.  Subject to Section 2.04,
           -----------------------------------
   Merger Subsidiary will merge with and into the Company in accordance with the terms set forth in this Agreement (the "MERGER") and the separate corporate existence of Merger Subsidiary will thereupon cease. The Company will be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, will continue unaffected by the Merger, except as set forth in Section 2.01(b). The Merger will have the effects specified in the DGCL.

     (b)   Certificate of Incorporation.  At the Effective Time, and without
           ----------------------------
   any further action on the part of Parent, Merger Subsidiary or any holder of any shares of capital stock of the Company, the certificate of incorporation of the Company as in effect at the Effective Time shall be amended and restated to read in its entirety the same as the certificate of incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time (the "CERTIFICATE OF INCORPORATION"), until duly amended in accordance with the terms thereof and the DGCL.

     (c)   Bylaws. The bylaws of the Surviving Corporation (the "BYLAWS") will
           ------
   be the bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the Certificate of Incorporation.

     (d)   Directors. The directors of the Surviving Corporation will be the
           ---------
   directors of Merger Subsidiary immediately prior to the Effective Time, and such directors, together with any additional directors as may thereafter be elected, shall hold such office until such time as their successors shall be duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws.




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


     (e)   Officers. The officers of the Surviving Corporation will be the
           --------
   officers of Merger Subsidiary immediately prior to the Effective Time, and such officers, together with any additional officers as may thereafter be elected or appointed, shall hold such office until such time as their successors shall be duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws.

     2.2 EFFECTIVE TIME. The Merger shall become effective upon the filing, in the office of the Secretary of State of the State of Delaware, of a certificate of merger in accordance with 251 of the DGCL, or at such later date and time as may be set forth in such certificate. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall use their reasonable best efforts to cause the Merger to become effective (a) on a date that is not later than three Business Days after the last of the conditions set forth in Article VII (other than conditions that by their terms cannot be satisfied until the time of Closing) shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of Parent, on the last business day of the month in which such day occurs) or (b) on such other date as the parties may agree in writing.

     2.3 CLOSING. The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., New York City time, on the date (the "CLOSING DATE") when the Effective Time is intended to occur, at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, or at such other time and place as the parties shall agree.

     2.4 RESERVATION OF RIGHT TO REVISE STRUCTURE. At Parent's election, the Merger may alternatively be structured (a) so that the Company is merged with and into Merger Subsidiary (with Merger Subsidiary surviving) or a directly or indirectly wholly owned subsidiary of Parent other than Merger Subsidiary or (b) so that a directly or indirectly wholly owned subsidiary of Parent other than Merger Subsidiary is merged with and into the Company; provided, however, that no such change shall (i) alter or change the amount or kind of the Merger
Consideration or alter or change adversely the treatment of the holders of Company Options or (ii) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event Parent makes such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

                                  ARTICLE III

                             CONSIDERATION; EXCHANGE

     3.1 Merger Consideration. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary or any holder of shares of capital stock of the Company:

     (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenters' Shares, Treasury Shares and shares held directly or indirectly by Parent, except shares held by Parent or any of its Subsidiaries in a fiduciary capacity or in satisfaction of a debt previously contracted) will





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


   be converted into the right to receive U.S. $24 in cash, without interest thereon (the "MERGER CONSIDERATION").

     (b) Each share of Company Common Stock that, immediately prior to the Effective Time, is a Treasury Share or is owned directly or indirectly by Parent, except shares held by Parent or any of its Subsidiaries in a fiduciary capacity or in satisfaction of a debt previously contracted, will be canceled and retired and will cease to exist, and no exchange or payment will be made therefor.

     (c) At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

     3.2 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Company Common Stock (other than Dissenters' Shares) will cease to be, and will have no rights as, stockholders of the Company, other than to receive (a) any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and (b) the Merger Consideration provided for in this Article III. After the Effective Time, there will be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock (other than Dissenters' Shares, if applicable).

     3.3 PAYMENT FOR SHARES. Parent shall make available or cause to be made available to a bank appointed by Parent (which shall be reasonably acceptable to the Company), as paying agent (the "PAYING AGENT"), amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of Merger Consideration to holders of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each person who was, at the Effective Time, a holder of record of outstanding shares of Company Common Stock a form of letter of transmittal and instructions (which shall be mutually agreed to by Parent and the Company) for use in effecting the surrender in exchange for payment of the certificates that, immediately prior to the Effective Time, represented any of such shares. Upon surrender to the Paying Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, Parent shall promptly cause the Paying Agent to pay to each person entitled thereto a check in the amount to which such person is entitled, after giving effect to any required United States federal, state or local tax withholdings. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment pay any transfer or other similar taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of Parent or the Paying Agent that such tax has been paid or is not applicable. One hundred and eighty days following the Effective Time, Parent shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent that have not been disbursed to holders of certificates formerly representing shares of Company Common Stock outstanding at the Effective Time, and thereafter such holders shall be entitled to look to Parent only as general creditors thereof with respect to the cash payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of certificates formerly representing shares of Company Common Stock for any amount paid to a Governmental Authority or public official pursuant to any applicable abandoned property, escheat or similar law.

     3.4 DISSENTING STOCKHOLDERS. Dissenters' Shares shall be purchased and paid for in accordance with Section 262 of the DGCL. The Company shall give Parent
(a) prompt notice of any written demands for fair value received by the Company, withdrawals of such demands and any other related instruments served pursuant to the DGCL and received by the Company and (b) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for fair value for Dissenters' Shares or offer to settle, or settle, any such demands.

     3.5 OPTIONS; RESTRICTED STOCK. (a) Prior to the Effective Time, the Company shall use reasonable best efforts to take such action as may be necessary, including obtaining consents from option holders to the extent required by the applicable Company Stock Plan or option award agreement, such that immediately prior to the Effective Time, all Company Options shall be fully vested and each holder of a Company Option shall be paid in full satisfaction of such Company Option a cash payment in an amount in respect thereof equal to the product of
(i) the excess, if any, of the Merger Consideration over the exercise price of such Company Option and (ii) the number of shares of Company Common Stock subject to the Company Option, less any income or employment tax withholding required under the Code or any provision of state or local law.

     (b) Prior to the Effective Time, the Company shall use reasonable best efforts to take such action as may be necessary such that immediately prior to the Effective Time, each restricted stock award (other than Hill Thompson Magid L.P. restricted stock awards, which shall be converted into a right to receive the Merger Consideration, and shall continue to vest and be payable following the Effective Time in accordance with their terms) granted pursuant to the 1996 Stock Option Plan or 1998 Long-Term Incentive Plan or otherwise ("Company Restricted Stock") shall become immediately and fully payable or distributable and the restrictions thereon shall lapse and any performance targets shall be deemed achieved in full.

                                   ARTICLE IV

                       ACTIONS PENDING THE EFFECTIVE TIME

   4.1 FORBEARANCES OF THE COMPANY. Except as expressly contemplated by this Agreement and the Stock Option Agreement or as Previously Disclosed, without the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time, the Company will not, and will cause each of its Subsidiaries not to:

     (a)   Ordinary Course.  Conduct the business of the Company and its
           ---------------
      Subsidiaries other than in the ordinary and usual course consistent with past practice, fail to use reasonable best efforts consistent with the terms and provisions of this Agreement to preserve intact its business organizations, operations and assets and maintain its rights, franchises and existing relations with clients, customers, suppliers, counterparties, employees and business associates; subject to the further restriction in Section 4.01(m)(ii), engage in any material new activities or lines of business or make any material changes to its existing activities or lines of business; take any action which would reasonably be expected to have a material adverse effect upon the Company's ability to perform any of its material obligations under this Agreement or the Stock Option Agreement; conduct any Derivatives activities (except for hedging transactions) that would require an exception from the Company's existing policy limits or a change in its existing risk parameters; conduct any convertible preferred arbitrage activities, enter into any additional transactions under the tender option bond program or take any action in respect of any existing or new Tucker Anthony Private Equity Fund (or similar funds), except as specified in
      Schedule 4.01(a).

     (b)   Capital Stock.  Other than pursuant to Rights Previously
           -------------
      Disclosed and outstanding on the date hereof or pursuant to the Stock Option Agreement, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock of the Company or any of its Subsidiaries or any Rights in respect thereof, (ii) enter into any agreement with respect to the foregoing or (iii) permit any additional shares of capital stock of the Company or any of its Subsidiaries to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

     (c)   Dividends, Etc.  (i) Make, declare, pay or set aside for payment
           --------------
      any dividend (other than dividends from wholly owned Subsidiaries to the Company or another wholly owned Subsidiary of the Company and regular quarterly cash dividends on the Company Common Stock, at a rate not exceeding U.S. $0.07 per share per calendar quarter, that are to be paid to stockholders of record of the Company on the dates specified in
      Schedule 4.01(c)) or other distribution (whether in stock, cash or property) on or in respect of, or declare or make any distribution on, any shares of capital stock of the Company or any of its Subsidiaries or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock.

     (d)   Compensation; Employment Agreements; Etc.  Enter into, amend,
           ----------------------------------------
      modify or renew any employment, consulting, severance or similar contract, agreement or arrangement or any other agreement with any director, officer or employee of the Company or any of its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for changes that are required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, (iii) for merit-based or annual salary increases in the ordinary course of business and in accordance with past practice or
      (iv) for employment arrangements for, or grants of awards to, newly hired employees in the ordinary and usual course of business consistent with past practice, provided that total annual guaranteed compensation for such newly-hired employee shall not exceed U.S. $500,000.

     (e)   Benefit Plans.  Enter into, establish, adopt or amend or
           -------------
      communicate any intention to take such action (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) amendments that do not increase benefits or result in increased administrative costs) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or any of its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

     (f)   Dispositions. Except (i) as Previously Disclosed or (ii) for sales of
           ------------
      securities or other investments or assets in the ordinary and usual course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of or permit the creation of any Lien in respect of or discontinue any material amount of the Company's or any of its Subsidiaries' assets, businesses or properties.

     (g)   Acquisitions.  (i) Except (A) as Previously Disclosed or (B) in
           ------------
      the ordinary and usual course of business consistent with past practice, acquire any assets, business or properties of any other entity; or (ii) acquire beneficial ownership or control of 5% or more of any class of voting securities of a person, 25% or more of any class of securities of a person or 25% or more of the total equity of a person; provided that the cost of any acquisition described in each of
      (i) and (ii) shall not exceed $1 million and the aggregate cost of all such acquisitions shall not exceed $3 million.

     (h)   Constitutive Documents.  Amend the Constitutive Documents of the
           ----------------------
      Company or any of its Subsidiaries.

     (i)   Accounting Methods.  Implement or adopt any change in the
           ------------------
      accounting principles, practices or methods of the Company or any of its Subsidiaries, other than as may be required by GAAP.

     (j)   Tax Matters.  Make or change any material Tax election, change
           -----------
      any method of Tax accounting, file any income Tax Return, settle any audit, examination or deficiency Litigation with respect to a material amount of Taxes, request any private letter or similar Tax ruling or enter into any closing agreement with any taxing authority with respect to a material amount of Taxes; provided, however, that the Company may change a method of tax accounting if it obtains the prior written consent of Parent (which consent shall not be unreasonably withheld and shall be granted if such change is required by a change in applicable law).

     (k)   Contracts. Enter into or terminate any Contract or amend or modify in
           ---------
      any material respect any existing Contract of the Company or any of its Subsidiaries where the amount payable by the Company or its Subsidiary under such Contract, individually or in the aggregate for all amounts payable under such Contract, exceeds $500,000.

     (l)   Claims. Settle any claim, action or proceeding, except for any claim,
           ------
      action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than U.S. $250,000 and which would not reasonably be expected to establish an adverse precedent or basis for subsequent settlements or require material changes in business practices.

     (m)   Adverse Actions.  (i)  Knowingly take any action that would
           ---------------
      reasonably be expected to (x) result in any of the Company's representations or warranties set forth in this Agreement (subject to the standard set forth in Section 5.02) or the Stock Option Agreement being or becoming untrue at any time at or prior to the Effective Time or (y) result in any of the conditions to the Merger set forth in
      Article VII not being satisfied except, in each case, as may be required by applicable law, or (ii) engage in any new line of business or make any acquisition that would not be permissible for a United States financial holding company (as defined in the Bank Holding Company Act of 1956, as amended) or would subject Parent, the Company or any Subsidiary of either to material regulation by a Governmental Authority that does not presently regulate such company or to regulation by a Governmental Authority that is materially different from current regulation of such person by such Governmental Authority.

     (n)   Indebtedness.  Incur any indebtedness for borrowed money other
           ------------
      than in the ordinary and usual course of business consistent with past practice.

     (o)   Fund Action. Except as and to the extent required, based upon the
           -----------
      written advice of outside counsel, in the exercise of the fiduciary obligations of the Company or one of its Subsidiaries to any Investment Company, request that any action be taken by any Fund Board, other than
      (i) routine actions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or any Investment Company or (ii) actions Previously Disclosed.

     (p)   Organizational Structure.  Subject to Section 6.15, make any
           ------------------------
      significant change in the organizational structure of the Company and its Subsidiaries as of the date of this Agreement, including, but not limited to, a merger or consolidation of Tucker Anthony Incorporated and Sutro & Co. Inc.

     (q)   Commitments.  Agree, commit to or enter into any agreement to
           -----------
      take any of the actions referred to in Section 4.01 (a) through (p).

     4.2 FORBEARANCES OF PARENT. Except as expressly contemplated by this Agreement and the Stock Option Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to, knowingly take any action which could reasonably be expected to result in (a) any of its representations and warranties set forth in this Agreement (subject to the standard set forth in Section 5.02) or the Stock Option Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time or (b) any of the conditions to the Merger set forth in Article VII not being satisfied, except, in each case, as may be expressly required by applicable law.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1 DISCLOSURE SCHEDULES. On or prior to the date hereof, the Company has delivered to Parent, and Parent has delivered to the Company, a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items the disclosure of which is necessary or appropriate (subject to the standard set forth in Section 5.02) either (a) in response to an express informational requirement contained in or requested by a provision hereof or (b) as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04, respectively, or to one or more of its covenants contained in Article IV; PROVIDED that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the disclosing party that such item (or any undisclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance with respect to the Company or Parent, respectively. Information set forth in a Disclosure Schedule, whether in response to an express informational requirement or as an exception to one or more representations or warranties or one or more covenants, in each case that is contained in a correspondingly enumerated section of such Disclosure Schedule, is described in this Agreement as "PREVIOUSLY DISCLOSED " and each of Parent and the Company hereby represents and warrants that such information is true and correct.

     5.2 STANDARD. No disclosure contemplated by Section 5.01 or representation or warranty of the Company or Parent contained in Section 5.03 (other than Sections 5.03(b), 5.03(c)(i) (the first, third, fourth and fifth sentences thereof), 5.03(e) and 5.03(i)) or 5.04 (other than Sections 5.04(b) and 5.04(e)) shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a particular representation or warranty or to have made any misrepresentation, as a consequence of the existence of any fact, event, or circumstance that should have been disclosed as an exception to a particular representation or warranty, unless such fact, event or circumstance, whether individually or taken together with all other facts, events or circumstances that should have been but were not so disclosed (whether or not as exceptions) with respect to any such particular representation or warranty contained in Section 5.03 or 5.04, results or would reasonably be expected to result in a Material Adverse Effect with respect to the Company, in the case of Section 5.03, or Parent, in the case of Section 5.04, or would materially impair the ability of the parties hereto to consummate the Merger in a timely manner.

     5.3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as Previously Disclosed in a section of its Disclosure Schedule corresponding to the relevant paragraph below, the Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

     (a)   Organization, Standing and Authority.  The Company has been duly
           ------------------------------------
      incorporated and is an existing corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in the states of the United States and each foreign jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Each of the Company and its Subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

     (b)   Capital Stock.  As of the date of this Agreement, the Company has
           -------------
      (i) 60,000,000 authorized shares of Company Common Stock, of which 25,058,212 shares were outstanding as of the close of business on July 30, 2001 (which number includes shares of restricted stock described in Section 5.03(b) of the Company's Disclosure Schedule), provided that the only changes in the outstanding shares of Company Common Stock from such date to the date hereof are as a result of the exercise of options, and no shares are held as Treasury Shares as of the date hereof and (ii) 1,000,000 authorized shares of Preferred Stock, par value $.01 per share, no shares of which are issued or outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive rights. Set forth on the Company's Disclosure Schedule is a list of each Compensation and Benefit Plan under which any shares of capital stock of the Company or any Rights with respect thereto have been or may be awarded or issued ("Company Stock Plans"). As of the close of business on July 30, 2001, the Company had outstanding Company Options representing the right to acquire 2,577,067 shares of Company Common Stock, provided that the only changes in outstanding Company Options from such date to the date hereof are as a result of the exercise of options. Except as described in the immediately preceding sentence, the Company has no Company Common Stock authorized for issuance pursuant to any Company Stock Plans. Except as described in this
      Section 5.03(b) and except for a maximum of 130,000 shares of Common Stock issuable under Rights described in the Company's Disclosure Schedule, there are no outstanding Rights of any kind with respect to the Company, and no securities or obligations evidencing such Rights are authorized, issued or outstanding. The shares of Company Common Stock issuable pursuant to the Stock Option Agreement have been duly authorized for issuance by the Company and, upon any issuance of such shares in accordance with the terms of the Stock Option Agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

     (c)   Subsidiaries.  (i)  Exhibit 21 to the Company's Annual Report on
           ------------
      Form 10-K for the fiscal year ended December 31, 2000 includes all the Subsidiaries of the Company which as of the date hereof are Significant Subsidiaries. The Company has Previously Disclosed a list of all its Subsidiaries, including the states in which such Subsidiaries are organized, a brief description of such Subsidiaries' principal activities and if any of such Subsidiaries is not wholly owned by the Company or one of its Subsidiaries, the percentage owned by the Company or any such Subsidiary and the names and percentage ownership by any other person. No equity securities of any of the Company's
      Subsidiaries are or may become required to be issued (other than to the Company or a wholly owned Subsidiary of the Company) by reason of any Rights with respect thereto. There are no Contracts by which any of the Company's Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no Contracts relating to the rights of the Company to vote or to dispose of such shares. All of the shares of capital stock of each of the Company's Subsidiaries are fully paid and nonassessable and subject to no Rights and, except as Previously Disclosed, are owned by the Company or a Company Subsidiary free and clear of any Liens. Each of the Company's Subsidiaries is in good standing under the laws of the jurisdiction in which it is organized, and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

      (ii) The Company has Previously Disclosed, as of the date hereof, a list of all equity securities it or any of its Subsidiaries holds that amount to, in the aggregate, beneficial ownership or control by the Company or any such Subsidiary of 5% or more of any class of the issuer's voting securities, 25% or more of any class of the issuer's securities or 25% or more of the issuer's total equity, including a description of any such issuer and the percentage of the issuer's voting and/or non-voting securities and, as of the Effective Time, no additional persons would need to be included on such a list. The Company has Previously Disclosed a list, as of the date hereof, of all partnerships, limited liability companies, joint ventures or similar entities in which it owns or controls an equity, partnership or membership interest, directly or indirectly, and the nature and amount of each such interest and as of the Effective Time no additional persons would need to be included on such list; it being understood and agreed that the foregoing shall not require the disclosure prior to the date hereof of investment partnerships in which the Company or any Subsidiary has a less than 5% equity interest, provided that any such equity interest shall be disclosed to Parent in accordance with
      Section 6.08.

      (d)  Corporate  Power.  The Company and each of its  Subsidiaries  has the
           ----------------
      corporate power and authority to carry on its business as it is now being conducted and to own or lease all its properties and assets. The Company has made available to Parent a brief description of each line of business in which the Company or any of its Subsidiaries is engaged.

     (e)   Corporate Authority and Action.  (i)  The Company has the
           ------------------------------
      requisite corporate power and authority, and has taken all corporate action necessary, in order to authorize the execution and delivery of, and the performance of its obligations under, this Agreement and the Stock Option Agreement and, subject only to obtaining the requisite adoption of this Agreement by the holders of a majority of the shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the "Company Requisite Vote"), to adopt the plan of merger contained in this Agreement and, in accordance therewith, to consummate the Merger. Each of this Agreement, the Stock Option Agreement and each Employment Agreement constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

      (ii) The  Company has taken all action  necessary  in order to exempt this

      Agreement, the Stock Option Agreement, the Voting Agreement and the Merger and the other transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement, the Voting Agreement and the Merger and the other transactions contemplated hereby and thereby are exempt from, (x) the requirements of any "moratorium," "control share," "fair price" or other antitakeover laws and regulations of the State of Delaware, including Section 203 of the DGCL, and of any other state and
      (y)  any  other  applicable  provisions  of  the  Company's   Constitutive
      Documents.

     (f)   Governmental Filings; No Violations.  Other than those (i)
           -----------------------------------
      referred to in Section 2.02, (ii) under the HSR Act, the Exchange Act and the Securities Act, (iii) required to be made with Self-Regulatory Organizations and Governmental Authorities regulating brokers, dealers, investment advisers, investment companies, banks, trust companies and insurance companies, (iv) required to be made pursuant to state insurance or banking and trust company regulations, including Section 383:9-h of the New Hampshire Revised Statutes and (v) such other filings and/or notices set forth in the Company's Disclosure Schedule, no notices, reports, applications or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by any of them from, any Governmental Authority in connection with the execution and delivery of, and the performance of its obligations under, this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby. Subject, in the case of clause (A) below, to obtaining the Company Requisite Vote and the making or obtaining of all filings, notices, applications, consents, registrations, approvals, permits or authorizations with or of any relevant Governmental Authority with respect to the Merger and the other transactions contemplated hereby and by the Stock Option Agreement, the execution, delivery and performance by the Company of this Agreement and the Stock Option Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or any Contract of it or of any of its Subsidiaries or to which the Company or any of the Company's Subsidiaries or its or their properties is subject or bound or (B) constitute a breach or violation of, or a default under, the Constitutive Documents of the Company or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or the consent or approval of any other party to any such Contract.

     (g)   Reports.  The Company and its Subsidiaries have timely filed all
           -------
      reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed since December 31, 1997 with (i) the SEC or the CFTC, (ii)
      any applicable federal, state, local or foreign Governmental
      Authorities or (iii) any Self-Regulatory Organization (all such reports and statements, including the financial statements, exhibits and schedules thereto, being collectively referred to herein as the "REPORTS"), including without limitation, all reports, registrations, statements and filings required under the Securities Laws. Each of the Reports complied with the statutes, rules, regulations and orders enforced or promulgated by the Governmental Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or
      necessary  to  make  the   statements   therein,   in  the  light  of  the
      circumstances under which they were made, not misleading.

     (h)   Company SEC Documents and Financial Statements.  (i) The Company
           ----------------------------------------------
      has made available to Parent copies of each registration statement, offering circular, report, definitive proxy statement or information statement under the federal Securities Laws filed, used or circulated by it or any of its Subsidiaries with respect to periods from January 26, 1998 through the date of this Agreement and will promptly make available each such registration statement, offering circular, report, definitive proxy statement or information statement filed, used or circulated after the date hereof (collectively, the "Company SEC Documents"), each in the form (including exhibits and any amendments thereto) filed with the SEC (or if not so filed, in the form used or circulated). As of their respective dates (giving effect to any amendments or modifications if filed on or prior to the date of this Agreement), each of the Company SEC Documents, including the financial statements, exhibits and schedules thereto, filed, used or circulated prior to the date hereof complied (and each of the Company SEC Documents filed after the date of this Agreement, will comply) as to form with applicable Securities Laws and did not (or, in the case of reports, statements or circulars filed after the date of this Agreement, will not) as of its date of filing or mailing to stockholders contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (ii) Each of the Company's consolidated statements of financial condition or balance sheets included in or incorporated by reference into the Company SEC Documents, including the related notes and schedules, fairly presented (or, in the case of Company SEC Documents filed after the date of this Agreement, will fairly present) in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date of such statement of financial condition or balance sheet and each of the consolidated statements of income, cash flows and stockholders' equity included in or incorporated by reference into Company SEC Documents, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the "Company Financial Statements"), fairly presented (or, in the case of those contained in Company SEC Documents filed after the date of this Agreement, will fairly present) in all material respects the consolidated results of operations, cash flows and stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as may be noted therein and except, in the case of unaudited statements, for the absence of notes).

      (i) Absence of Undisclosed Liabilities. Except as disclosed in the Company
          ----------------------------------
      Financial Statements or the Company SEC Documents filed prior to the date hereof, none of the Company or its  Subsidiaries  has any  obligation  or liability (contingent or otherwise) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

     (j)   Absence of Certain Changes.  Except as expressly contemplated by
           --------------------------
      this Agreement or the Stock Option Agreement or the transactions contemplated hereby or thereby and except as disclosed in the Company SEC Documents filed prior to the date hereof, since December 31, 2000, the Company and its Subsidiaries have conducted their business only in the ordinary and usual course consistent with past practice, and there has not been (i) any Material Adverse Effect on the Company or, to the knowledge of the Company, any development or combination of developments which would reasonably be expected to have a Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, other than regular quarterly cash dividends of from U.S. $0.05 per share to U.S. $0.07 per share on the Company's Common Stock, (iii) any split, dividend, combination, recapitalization or similar transaction with respect to any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Options awarded prior to the date hereof in accordance with their terms or issuances of Company Common Stock pursuant to payroll deductions or employee contributions made on or prior to the date hereof under the Company's Employee Stock Purchase Plan for the Employees of Hill Thompson Magid L.P. and the Company's 1998 Employee Stock Purchase Plan (together, the "ESPPs"), (iv) (A) any granting by the Company or any of its Subsidiaries to any current or former director, executive officer or other key employee of the Company or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary and usual course of business and consistent with past practice or as was required under any employment agreement in effect as of June 30, 2001, (B) any granting by the Company or any of its Subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary and usual course of business and consistent with past practice, or (C) any entry by the Company or any of its Subsidiaries into, or any amendments of, any Compensation and Benefit Plan, other than in the ordinary and usual course of business and consistent with past practice, (v) except as required by a change in GAAP, any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business or (vi) any tax election that would be material to the Company or any of its tax attributes or any settlement or compromise of any material income tax liability.

     (k)   Properties; Securities.  Except as specifically reserved against
           ----------------------
      or otherwise disclosed in the Company Financial Statements and except for those properties and assets that have been sold or otherwise disposed of in the ordinary and usual course of business consistent with past practice, the Company and its Subsidiaries have good and marketable title, free and clear of all Liens, to all of the properties and assets, tangible and intangible, reflected in the Company Financial Statements as being owned by the Company or its

      Subsidiaries as of the dates thereof. The Company and its Subsidiaries do not, directly or indirectly, control any real property not used in the ordinary and usual course of their respective businesses. All buildings and all fixtures, equipment, and other property and assets which are held under leases or subleases by any of the Company or its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms. Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary and usual course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries. Such securities are properly valued on the books of the Company or its Subsidiaries in accordance with GAAP.

     (l)   Litigation; Regulatory Action.  Except as Previously Disclosed or
           -----------------------------
      disclosed in the Company SEC Documents filed before the date of this Agreement, no litigation, proceeding, investigation or controversy ("Litigation") before any court, arbitrator, mediator or Governmental Authority is pending against or involves the Company or any of its Subsidiaries, and, to the Company's knowledge, no such Litigation has been threatened; neither the Company nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority (including the SEC, the CFTC and the Federal Trade Commission) or Self-Regulatory Organization charged with the supervision or regulation of broker-dealers, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies, investment advisers or insurance agents and brokers or the supervision or regulation of the Company or any of its Subsidiaries or any of the other businesses they conduct; and neither the Company nor any of its Subsidiaries has been notified by or received another communication from any such Governmental Authority or Self-Regulating Organization to the effect that such Governmental Authority or Self-Regulatory Organization is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. Previously Disclosed is a true and complete list, as of the date hereof, of all Litigation pending or, to the Company's knowledge, threatened arising out of any state of facts relating to the sale of investment, insurance or hedging products by the Company, its Subsidiaries or, to the knowledge of the Company, its employees or any employees of its Subsidiaries (including, without limitation, equity or debt securities, mutual funds, insurance contracts, annuities, partnership and limited partnership interests, interests in real estate, investment banking services, securities underwritings in which the Company or any of its Subsidiaries was a manager, co-manager, syndicate member or distributor, derivatives contracts or structured notes).

     (m)   Compliance with Laws.  Each of the Company and its Subsidiaries,
           --------------------
      and, to the knowledge of the Company, their respective officers and employees:

               (i) in the conduct of business, including its sales and marketing practices, is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, suitability requirements, orders or decrees applicable thereto or to the employees conducting such businesses, and with the applicable rules of all Self-Regulatory Organizations to which it is subject;

               (ii)  has  all  permits,  licenses,  authorizations,  orders  and approvals of, and has made or obtained all filings, notices, applications, consents, registrations, approvals, permits or authorizations with, to or of all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit it to own and operate its businesses as presently conducted; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened or reasonably likely; and all such filings, applications and registrations are current;

               (iii) has, since December 31, 1998, received no written notification or, to the knowledge of the Company, other communication from any Governmental Authority or Self-Regulatory Organization (A) asserting that it is not in compliance with any of the statutes, rules, regulations, or ordinances which such Governmental Authority or Self-Regulatory Organization enforces, or has otherwise engaged in any unlawful business practice, (B) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange, or governmental authorization, (C) requiring it (including any of its directors or controlling persons) to enter into any order, decree, agreement, memorandum of understanding or similar arrangement (or requiring the board of directors thereof to adopt any resolution or policy) or (D) restricting or disqualifying the activities of the Company or any of its Subsidiaries (except for restrictions generally imposed by rule, regulation or administrative policy on brokers, dealers or investment advisers generally);

               (iv) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against the Company, any of its Subsidiaries or any officer, director or employee thereof (including any investigations, reviews or proceedings relating to sales or marketing practices);

               (v) is not, nor is any Affiliate of it, subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act and is not subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Subsidiary as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15,
          Section 15B or Section 15C of the Exchange Act, and there is no reasonable basis for, nor has the Company been notified of, any proceeding or investigation, whether preliminary or otherwise, that would reasonably be expected to result in, any such censure, limitations, suspension or revocation;

               (vi) is not required to be registered as an investment company under the Investment Company Act;

               (vii) is not acting as the "sponsor" of a "broker-dealer trading program", as such terms are defined in Rule 17a-23 under the Exchange Act; and

               (viii) in the conduct of its business with respect to employee benefit plans subject to Title I of ERISA, it has not (A) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which, individually or in the aggregate, would reasonably be expected to subject it to material liability under Sections 405 or 409 of ERISA,
          (B)  engaged  in a  "prohibited  transaction"  within  the  meaning of
          Section 406 of ERISA or Section 4975(c) of the Code which, individually or in the aggregate, would reasonably be expected to subject it to material liability or Taxes under Sections 409 or 502(i) of ERISA or Section 4975(a) of the Code or (C) engaged in any conduct that would constitute a crime or violation listed in Section 411 of ERISA which would reasonably be expected to preclude the Company from providing services to any such plan.

     (n) Clients.  (i) The Company and its  Subsidiaries  are in compliance with
         -------
      the terms of each Contract with each Client, and each such Contract is in full force and effect with respect to the applicable Client. There are no material disputes pending or threatened with any Client or with any former Client. The Company has made available to Parent true and complete copies of all material agreements with any Clients.

      (ii) The Company has Previously Disclosed a list of each investment advisory Client that is subject to regulation as an investment company under the Investment Company Act.

      (iii) Each extension of credit by the Company or any of its Subsidiaries to any Client is in compliance with Federal Reserve Board Regulation T or any substantially similar regulation of any Governmental Authority.

     (o)   Registrations.  (i)  The Company, each of its Subsidiaries and
           -------------
      each of its or their officers and employees who are required to be registered as a broker-dealer, an investment adviser, a registered representative, an insurance agent, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a transfer agent or a sales person (or in a similar capacity) under any United States federal, state, local or foreign statutes, laws, rules or regulations, including with the SEC, the CFTC, the securities commission or similar authority or insurance authority of any state or foreign jurisdiction or any Self-Regulatory Organization, are duly registered as such and such registrations are in full force and effect. All United States federal, state, local and foreign registration requirements have been complied with by the Company and each of its Subsidiaries and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete. The Company has Previously Disclosed a list of all Governmental Authorities and/or Self-Regulatory Organizations to which the Company and each of its Subsidiaries are subject, identifying which entities are subject to which Governmental Authorities and Self-Regulatory

     Organizations, and a list of all material licenses granted to such entities by each such Governmental Authority or Self-Regulatory Organization.

     (ii) The Company has made  available  to Parent true and correct  copies of
      (A) each Form G-37/G-38 filed with the MSRB since January 1, 1999 and (B) all records required to be kept by the Company under Rule G-8(a)(xvi) of the MSRB. Except as set forth in the foregoing, since January 1, 1999, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by the Company or any of the Company's Subsidiaries on any such form or recorded by the Company or any such Subsidiary pursuant to such rule.

     (p)   Environmental Matters.  The Company and its Subsidiaries have
           ---------------------
      complied at all times with applicable Environmental Laws and have not owned or operated any property (including buildings and any other structures) or been deemed to have owned or operated any such property under any Environmental Law; and no property in which the Company or any of its Subsidiaries has had a Lien (whether as fiduciary or otherwise) has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any liability for the Company or its Subsidiaries; the Company is not subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; the Company and its Subsidiaries have not received any notice, demand letter, claim or request for information alleging any violation of, or liability of the Company under, any Environmental Law; the Company and its Subsidiaries are not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; the Company and its Subsidiaries are not aware of any reasonably likely liability relating to environmental circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products or polychlorinated biphenyls) involving the Company or one of its Subsidiaries, any currently or formerly owned or operated property (whether as fiduciary or otherwise) or any reasonably likely liability related to any Lien held by the Company or one of its Subsidiaries; and the Company has made available to Parent copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession relating to the Company or its Subsidiaries, or any currently or formerly owned or operated property or any property in which the Company or one of its Subsidiaries (whether as fiduciary or otherwise) has held a Lien.

     (q)   No Brokers.  None of the Company or its Subsidiaries, or any of
           ----------
      their directors, officers or employees, has employed any broker or finder, or incurred any broker's or finder's commissions or fees, in connection with the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, except that the Company has engaged Goldman, Sachs & Co. as its financial adviser, the arrangements with which (including fees) have been previously discussed with Parent.

     (r)   Compensation and Benefit Plans.  (i)  The Company has Previously
           ------------------------------
      Disclosed a complete list of all benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company or its Subsidiaries (the "EMPLOYEES") and current or former directors of the Company or its Subsidiaries, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, severance, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts (other than offer letters to employees which individually provide for total annual compensation to an employee of less than $250,000), all medical, dental, health and life insurance plans and all other employee benefit plans, contracts or arrangements (the "COMPENSATION AND BENEFIT PLANS"). True and complete copies of all Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been made available to Parent.

     (ii) All Compensation and Benefit Plans have been operated in accordance with their terms and are in substantial compliance with all applicable law. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified, under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and the Company is not aware of any circumstances which could reasonably be expected to result in the revocation or denial of any such favorable determination letter or the loss of the qualification of such Plan under
      Section 401(a) of the Code. There is no pending or, to the knowledge of the Company, threatened litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could reasonably be expected to subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount that would be material.

     (iii) No liability under Subtitle C or D of Title IV of ERISA has been or could reasonably be expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company or any of its Subsidiaries under Section 4001 of ERISA or
      Section 414 of the Code (an "ERISA AFFILIATE"). Neither the Company nor any of its Subsidiaries presently contributes to a "multiemployer plan" within the meaning of Section 3(37) of ERISA, nor have they contributed to such a plan within the past six calendar years. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, other than pursuant to PBGC Reg. Section 4043.66, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan have been timely made or have been reflected on the Company Financial Statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its

      Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (v) Neither the Company nor any of its Subsidiaries has any obligations for post-termination health and life benefits other than as required by Part 6 of Subtitle B of Title I of ERISA. There are no restrictions on the rights of the Company or any of its Subsidiaries to amend or terminate any such post-termination health and life arrangement without incurring any liability thereunder.

     (vi) Neither the Company nor any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code maintains any plan which is subject to Title IV of ERISA.

     (vii) Except as Previously Disclosed, there has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Compensation and Benefit Plan which would increase materially the expense of maintaining such Plan above the level of the expense incurred therefor for the most recent fiscal year. Neither the execution and delivery of this Agreement or the Stock Option Agreement nor the consummation of the transactions contemplated hereby or thereby will (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director of the Company or any of its Subsidiaries or to any Employee under any Compensation and Benefit Plan or otherwise from the Company or any of its Subsidiaries, (B) increase any benefits otherwise payable under any Compensation and Benefit Plan, (C) result in any acceleration of the time of payment or vesting or trigger any payment on funding (through a grantor trust or otherwise) of any Company Option, Right or any benefit payable under any Compensation and Benefit Plan, (D) result in any payment that would not be deductible under
      Section 162(m) or Section 280G of the Code, (E) cause the Company or any of its Subsidiaries to record additional compensation expense on its income statement with respect to any outstanding stock option or equity-based award or (F) limit the right of the Company or any of its Subsidiaries, in its sole discretion, to administer, amend or terminate any Compensation and Benefit Plan or any related trust instrument.

     (s) No Knowledge. The Company knows of no reason relating to the Company or
         ------------
      its Subsidiaries why the regulatory approvals referred to in Section 7.01(b) should not be obtained without the imposition of any condition of the type referred to in the proviso contained in such Section 7.01(b).

     (t)   Labor Relations.  Each of the Company and its Subsidiaries is in
           ---------------
      compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and
      Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of the Company or its Subsidiaries is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against any of the Company or its Subsidiaries before the National Labor Relations Board. Neither the Company nor any of its Subsidiaries is a party to, is negotiating, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that the Company or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving the Company or any of its Subsidiaries, pending or, to its knowledge, threatened, nor is it aware of any activity involving the Company's or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     (u)   Insurance.  The Company and its Subsidiaries are insured with
           ---------
      reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the insurance policies, binders or bonds maintained by the Company or its Subsidiaries are in full force and effect, the Company and its Subsidiaries are not in default thereunder and all claims thereunder have been filed in due and timely fashion. The Company has made available to Parent a list of all insurance policies maintained by or for the benefit of the Company or its Subsidiaries or their directors, officers, employees or agents.

     (v)   Taxes.  The Company and its Subsidiaries have filed completely
           -----
      and correctly in all material respects all material Tax Returns which are required by all applicable laws to be filed by them, and have paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other Taxes, governmental charges and assessments received to date other than those Taxes being contested in good faith for which provision has been made in accordance with GAAP on the most recent consolidated balance sheet of the Company set forth in the Financial Statements. All Taxes which the Company and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper taxing authorities to the extent due and payable. Each of the Company and its Subsidiaries has complied in all material respects with all requirements (including record retention) applicable to information reporting. The Company and its Subsidiaries have not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or any of its Subsidiaries for the taxable years prior to and including the most recent taxable year. Neither the Company nor any of its Subsidiaries (or any predecessor thereto) is a "consenting corporation" within the meaning of Section 341(f) of the Code. None of the Company or any of its Subsidiaries has been a member of any consolidated group (other than with the Company and its Subsidiaries) for Tax purposes. The Company and its

      Subsidiaries are not a party to any tax sharing agreement or arrangement (other than with the Company and its Subsidiaries). No material liens or encumbrances for Taxes exist with respect to any of the assets or properties of the Company or any of its Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith. All of the U.S. federal income Tax Returns filed by or on behalf of each of the Company and its Subsidiaries have been examined by and settled with the IRS, or the statute of limitations with respect to the relevant Tax liability expired, for all taxable periods ending on or before the date of this Agreement. All Taxes due with respect to any completed and settled audit, examination or deficiency Litigation with any taxing authority have been paid in full. There is no audit, examination, deficiency, or refund Litigation pending with respect to any Taxes and no taxing authority has given written notice of the commencement of any audit, examination or deficiency Litigation with respect to any Taxes. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries. There are no outstanding assessments, claims or deficiencies for any Taxes of the Company or any of its Subsidiaries that have been proposed, asserted or assessed in writing. There is no outstanding written claim by a taxing authority that the Company or any of its Subsidiaries may be subject to taxation or required to file a Tax Return in a jurisdiction where it does not file Tax Returns and none of the Company or any of their Subsidiaries is aware of any jurisdiction that could properly make such a claim. Each of the Company and its Subsidiaries that is required to be registered for the purposes of sales tax, transfer taxes, value added taxes or any similar Tax has been so registered, and it has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to such Taxes. The Company has not been requested to and has not agreed to include in a taxable period ending after the Effective Time any taxable income attributable to income that economically accrued in a prior taxable period as a result of Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax law. None of the Company or any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in any distribution occurring during the last 3 years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Merger. All Tax
      Returns of the Company and each of its Subsidiaries and all closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings (if any) entered into with or issued by any taxing authority, by or with respect to the Company or any of its Subsidiaries that were delivered by the Company pursuant to Parent's due diligence request are true copies of such documents.

     (w)   Derivatives.  All exchange-traded or over-the-counter swap,
           -----------
      forward, future, option, cap, floor or collar financial contracts and any other similar arrangements ("DERIVATIVES"), whether entered into for the Company's account or for the account of one or more of the Company's Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the

      Company or its Subsidiaries, as applicable, enforceable in accordance with its terms (except as enforceability may be limited by the Bankruptcy and Equity Exception), and are in full force and effect. Neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. The Company SEC Documents disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with GAAP, as modified to give effect to Statement of Financial Accounting Standards No. 133, and, since December 31, 2000, there has not been a material change in such value.

     (x)   Accounting Controls.  Each of the Company and its Subsidiaries
           -------------------
      has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Board of Directors of the Company, that: (i) all material transactions are executed in accordance with management's general or specific authorization; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied with respect to broker-dealers or any other criteria applicable to such statements; (iii) access to the material property and assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

     (y)   Intellectual Property.  (i)  The Company and its Subsidiaries own
           ---------------------
      or have the right to use all material Intellectual Property Rights (as defined below) necessary or required for the operation of their business as currently conducted (collectively, "COMPANY IP RIGHTS"), and have the right to use, license, sublicense or assign the same without material liability to, or any requirement of consent from, any other person or party. Such Company IP Rights constitute all Intellectual Property Rights necessary for the conduct of their businesses in the manner conducted immediately prior to the Effective Time. All Company IP Rights are either owned by the Company or its Subsidiaries free and clear of all Liens or are used pursuant to a license agreement; each such license agreement is valid and enforceable and in full force and effect; neither the Company nor any of its Subsidiaries is in material default thereunder; and to the knowledge of the Company, no corresponding licensor is in material default thereunder. None of the Company IP Rights infringes or otherwise conflicts with any Intellectual Property Rights or other right of any person; there is no pending or, to the knowledge of the Company, threatened litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Company IP Rights; there is no outstanding order relating to any Company IP Rights; to the knowledge of the Company, there is currently no infringement by any person of any Company IP Rights; and the Company IP Rights owned, used or possessed by the Company and its Subsidiaries are sufficient and adequate to conduct the business of the Company and its Subsidiaries to the full extent as such business is currently conducted.

     (ii) To the knowledge of the Company, no employee of the Company or any of its Subsidiaries is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or such Subsidiary or any other party because of the nature of the business conducted by the Company or its Subsidiaries or proposed to be conducted by the Company or its Subsidiaries.

     (iii) As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools, software, databases and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

     (z)   Investment Advisory Activities.  (i)  Certain of the Company's
           ------------------------------
      Subsidiaries provide investment management, investment advisory, sub-advisory, administration, distribution or certain other services to the Investment Companies. Each of the Investment Companies (or the trust or corporation of which it is a series) is duly organized and existing in good standing under the laws of the jurisdiction under which it is organized. Each of the Investment Companies (or the trust or corporation of which it is a series) that is registered or required to be registered under the Investment Company Act ("REGISTERED FUNDS") is governed by a board of trustees or directors (each a "FUND BOARD" and, collectively, the "FUND BOARDS") consisting of at least 50% of trustees or directors who are not "interested persons" (as defined in the Investment Company Act) of the Registered Funds or the Company.
      The Fund Boards operate in all material respects in conformity with the requirements and restrictions of Sections 10 and 16 of the Investment Company Act, to the extent applicable.

     (ii) Each of the Investment Companies is in compliance with all applicable foreign, United States federal and state laws, rules and regulations of the SEC, the CFTC, the IRS and any Self-Regulatory Organization having jurisdiction over such Investment Company. The Company has made available to Parent true and complete copies of all the Constitutive Documents and related advisory agreements of all of the Investment Companies managed or advised by the Company or any of its Subsidiaries.

     (iii) Except for the entities identified as such in the Company's Disclosure Schedule, none of the Company or its Subsidiaries is or has been during the past five years an "investment adviser" within the meaning of the Investment Advisers Act, required to be registered, licensed or qualified as an investment advisor under the Investment Advisers Act or subject to any liability or disability by reason of any failure to be so registered, licensed or qualified.

     (iv) Each Investment Company has been operated in compliance with its respective objectives, policies, restrictions and guidelines, including without limitation those set forth in the applicable prospectus and registration statement for that Investment Company. The Company and its Subsidiaries have operated the investment accounts with respect to which they provide discretionary investment advisor services in accordance with the investment objectives, policies, restrictions and guidelines in effect for such investment accounts.

     (v) Each Registered Fund has duly adopted procedures pursuant to Rules 17a-7, 17e-1 and 10f-3 under the Investment Company Act, to the extent applicable.

     (vi) Neither the Company, nor any "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9 of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to an Investment Company; neither the Company, nor any "associated person" (as defined in the Investment Advisers Act) thereof, is ineligible pursuant to
      Section 203 of the Investment Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser.

     (aa)  Financial Opinion.  The Board of Directors of the Company has
           -----------------
      received the opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that, as of such date, the Merger
      Consideration is fair from a financial point of view to holders of shares of Company Common Stock.

     (bb) Certain  Contracts.  Except as set forth in the Company SEC  Documents
          ------------------
      filed prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation (i) which limits or purports to limit in any respect the manner in which, or the localities in which, any business of the Company or its Subsidiaries is or could be conducted or the types of business that the Company or its Subsidiaries conducts or may conduct or (ii) which would reasonably be understood to limit or purport to limit in any respect the manner in which, or the localities in which, any business of the Parent or its Subsidiaries is or could be conducted or the types of business that the Parent or its Subsidiaries conducts or may conduct.

     5.4 REPRESENTATIONS AND WARRANTIES OF PARENT. Except as Previously Disclosed in a section of its Disclosure Schedule corresponding to the relevant paragraph below, Parent hereby represents and warrants to the Company as follows:

     (a)   Organization, Standing and Authority.  Parent is duly organized,
           ------------------------------------
      validly existing and in good standing under the laws of Canada. Following its formation, Merger Subsidiary will be duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is, and Merger Subsidiary will be, following its formation, duly qualified to do business and in good standing in the states of the United States and foreign jurisdictions where their ownership or leasing of property or the conduct of their business requires such qualification. Each of Parent and its Subsidiaries has in effect all United States federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

     (b)   Corporate Authority.  Parent has, and Merger Subsidiary will
           -------------------
      have, as of the Closing Date, the requisite corporate power and authority, and Parent has, and Merger

      Subsidiary will have, as of the date it executes a supplement to this Agreement, taken all corporate action necessary to authorize the execution and delivery of, and the performance of their respective obligations under, this Agreement and, in the case of Parent, the Stock Option Agreement, and, in the case of Merger Subsidiary, to adopt the plan of merger contained in this Agreement and, in accordance therewith, to consummate the Merger. Each of this Agreement and the Stock Option Agreement is the valid and binding agreement of Parent, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception. Upon the execution of a supplement to this Agreement by Merger Subsidiary, this Agreement will be the valid and binding agreement of Merger Subsidiary, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (c)   Governmental Filings; No Violations.  Other than the filings
           -----------------------------------
      and/or notices (i) referred to in Section 2.02, (ii) under the HSR Act, the Exchange Act and the Securities Act, (iii) required to be made pursuant to state insurance or banking regulations, (iv) required to be made with the NYSE and other Self-Regulatory Organizations and (v) such other filings and/or notices set forth in Parent's Disclosure Schedule, no notices, reports, applications or other filings are required to be made by Parent or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by any of them from, any Governmental Authority in connection with the execution and delivery of this Agreement and the Stock Option Agreement by Parent, the execution and delivery of this Agreement by Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby and thereby. Subject to the making or obtaining of all filings, notices, applications, consents, registrations, approvals, permits or authorizations with or of any relevant Governmental Authority with respect to the Merger and the other transactions contemplated hereby and by the Stock Option Agreement, the execution, delivery and performance of this Agreement and the Stock Option Agreement, and the consummation of the Merger and other transactions contemplated hereby and thereby, does not and will not (A) constitute a breach or violation of, or a default under, or cause or allow the acceleration or creation of a Lien (with or without the giving of notice, passage of time or both) pursuant to, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or any Contract of it or of any of its Subsidiaries or to which Parent or any of Parent's Subsidiaries or its or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Constitutive Documents of Parent or any of its Subsidiaries or
      (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, or the consent or approval of any other party to any such Contract.

     (d) No Knowledge. As of the date hereof, Parent knows of no reason relating
         ------------
      to Parent or its Subsidiaries why the regulatory  approvals referred to in
      Section 7.01(b) should not be obtained without the imposition of any condition of the type referred to in the proviso contained in such Section 7.01(b).

     (e) Funds. At the Effective  Time,  Parent will have the funds necessary to
         -----
      consummate the Merger and pay the Merger Consideration in accordance with the terms of this Agreement.

     (f) Interim  Operations of Merger  Subsidiary.  Merger  Subsidiary  will be
         -----------------------------------------
      formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Closing Date, will have engaged in no business other than in connection with the transactions contemplated by this Agreement. Merger Subsidiary will be an indirect wholly owned subsidiary of Parent.

     (g) No  Brokers.  None  of  Parent  or its  Subsidiaries,  or any of  their
         -----------
      directors, officers or employees, has employed any broker or finder, or incurred any broker's or finder's commissions or fees, in connection with the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, except that Parent has engaged Lazard, Freres & Co. LLC as its financial advisor.

     (h)   Legal Proceedings.  As of the date hereof, none of the Parent or
           -----------------
      any of its Subsidiaries is a party to any, and there are not pending or, to the knowledge of Parent, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature challenging the validity or propriety of the transactions contemplated by this Agreement or that would impair the ability of Parent to perform its obligations hereunder.

                                   ARTICLE VI

                                    COVENANTS

     6.1 REASONABLE BEST EFFORTS. (a) Subject to the terms and conditions of this Agreement, each of the Company and Parent agrees to use its reasonable best efforts in good faith to take, or cause to be taken (including causing any of its Subsidiaries to take), all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. The parties agree that they intend the consummation of the transactions contemplated hereby to occur no later than October 30, 2001.

     (b) Without limiting the generality of Section 6.01(a), the Company agrees to use its reasonable best efforts to obtain (i) any consents of Clients (including in the case of Registered Funds, the boards of directors or trustees and the stockholders of such Registered Funds) necessary under any advisory agreement or the Investment Company Act or the Investment Advisers Act in connection with any deemed assignment of any such advisory agreement upon consummation of the Merger and (ii) the consent or approval of all persons party to a Contract with the Company or any of its Subsidiaries, to the extent such consent or approval is required in order to consummate the Merger or for the Surviving Corporation to receive the benefits of such Contract; PROVIDED that in no event shall the Company be deemed to have failed to satisfy the condition set forth in 7.03(b) solely on the basis that such consents on approvals have not been obtained as of the Closing Date.

     6.2 PROXY STATEMENT. (a) The Company will as promptly as practicable prepare and file with the SEC a Proxy Statement to be sent to the Company's stockholders (the "COMPANY PROXY STATEMENT") and will use its reasonable best efforts to have the Company Proxy Statement cleared by the SEC promptly. The Company will cause the Company Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company will advise Parent promptly of the time when the Company Proxy Statement and any amendment or supplement to the Company Proxy Statement has been filed, and of any request by the SEC for amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of the Company and Parent agrees to use its reasonable best efforts, after consultation with the other, to respond promptly to all such comments of and requests by the SEC.

     (b) Each of Parent and the Company agrees, as to itself and its Subsidiaries, that none of the information to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Company Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time or times of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the date of the Company Stockholders Meeting any information relating to Parent, the Company or any of their Affiliates, officers or directors, should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Company Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and, to the extent required by law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by law, disseminated by the Company to the stockholders of the Company.

     (c) The Company will use its reasonable best efforts to cause the definitive Company Proxy Statement and all required amendments and supplements thereto to be mailed to its stockholders as promptly as practicable after the date hereof.

     6.3 COMPANY STOCKHOLDERS MEETING. The Company will take, in accordance with applicable law and its Constitutive Documents, all action necessary to convene a special meeting of the holders of the Company Common Stock at which the holders of the Company Common Stock will consider the adoption of this Agreement (including any adjournments or postponements thereof, the "COMPANY STOCKHOLDERS MEETING") as promptly as practicable after the date hereof. Subject to the terms of this Agreement and subject to its fiduciary obligations under applicable law, the Board of Directors of the Company shall recommend to its stockholders the adoption of this Agreement and shall use best reasonable efforts to solicit such adoption. In the event that subsequent to the date hereof the Board of Directors of the Company determines that this Agreement is no longer advisable and either makes no recommendation or recommends that its stockholders reject it, the Company shall nevertheless as promptly as practicable after the date hereof submit this Agreement to the holders of the Company Common Stock for adoption at the Company Stockholders Meeting, unless this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholders Meeting.

     6.4 PRESS RELEASES. The initial press release concerning the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement shall be a joint press release in such form agreed to by the parties and thereafter the Company and Parent each shall consult with the other and provide each other the opportunity to review, comment upon and use reasonable best efforts to agree upon, any press release or other public announcements with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement, and neither party shall issue any press release or otherwise make any public announcements with respect thereto without the other's prior consent, except as may be required by law or court process or by obligations pursuant to any listing agreement with or rules of any applicable securities exchange.

     6.5 ACCESS; INFORMATION. (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, for the purposes of consummating the Merger and the other transactions contemplated hereby and of planning the subsequent integration of the businesses and operations of the Company and its Subsidiaries with those of Parent and its Subsidiaries, it shall afford Parent and its Representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and Representatives of the Company and to such other information as Parent may reasonably request and, during such period, it shall furnish promptly to Parent (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of the Securities Laws or banking or insurance laws and (ii) all other information concerning the business, properties, technology, systems, products, operations and personnel of it as Parent may reasonably request.

     (b) Each of Parent and the Company agrees that, for three years after the date hereof, it will not, and will cause its subsidiaries and its or their Representatives not to, use any information obtained pursuant to this Section
6.05 for any purpose unrelated to the consummation of the Merger. Subject to requirements of applicable law, each of Parent and the Company shall keep confidential, and shall cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05, unless such information (i) was already known to such party (other than from a source known by such party to be bound by a confidentiality obligation), (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the other party or (iv) is independently developed by such party. In the event that this Agreement is terminated in accordance with its terms, each of Parent and the Company shall promptly cause all copies of documents or extracts thereof containing information and data as to the other party or its business or operations, and all documents created based upon or reflecting such information, to be destroyed or returned to such other party. No investigation by Parent or the Company of the business and affairs of the Company or Parent, as applicable, and its respective Subsidiaries shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement or the conditions to consummation of the Merger contained in Article
VII. The parties hereby agree that clause (ii) of the first sentence of the third paragraph and the final sentence of such paragraph in the Confidentiality Agreement shall be deemed incorporated herein and shall be a part of this Agreement for all purposes, with the obligations provided for in such clause and sentence to survive for the period set forth therein.

     6.6 ACQUISITION PROPOSALS. The Company agrees that it shall not, and shall use its reasonable best efforts to cause its officers, directors, agents, advisers and Affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or operations of, the Company or any of its Subsidiaries (any of the foregoing, an "ACQUISITION PROPOSAL"), other than the transactions contemplated by this Agreement or the Stock Option Agreement; provided, that nothing contained in this Agreement shall prevent the Company's Board of Directors from (i) making any disclosure to its stockholders if, in the good faith judgment of its Board of Directors, failure so to disclose would be inconsistent with its obligations under applicable law; (ii) providing (or authorizing the provision of) information to, or engaging in (or authorizing) such discussions or negotiations with, any person who has made a bona fide written Acquisition Proposal received after the date hereof which did not result from a breach of this Section 6.06; (iii) recommending such an Acquisition Proposal to its stockholders (and in connection therewith withdrawing its favorable recommendation to stockholders of this Agreement), if and only to the extent that, in the case of actions referred to in clause (ii) or (iii), (x) such Acquisition Proposal is a Superior Proposal, (y) the Company's Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, determines in good faith that providing such information or engaging in such negotiations or discussions, or making such recommendation, is required in order to discharge the directors' fiduciary duties in accordance with the DGCL and (z) the Company receives from such person a confidentiality agreement in a customary form; or (iv) take any actions expressly permitted in writing by Parent. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any Acquisition Proposal by a third party on terms which the Company's Board of Directors determines in its good faith judgment, after consultation with its financial advisers (whose advice shall be communicated to Parent), to be more favorable from a financial point of view to its stockholders than the Merger and the other transactions contemplated hereby, after taking into account the likelihood of consummation of such transaction on the terms set forth therein, taking into account all legal, financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law, after giving Parent at least five Business Days to respond to such third-party Acquisition Proposal once the Board has notified Parent that in the absence of any further action by Parent it would consider such Acquisition Proposal to be a Superior Proposal, and then taking into account any amendment or modification to this Agreement proposed by Parent. The Company also agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Parent with respect to any of the foregoing. The Company shall promptly (within 24 hours) advise Parent following the receipt by it of any Acquisition Proposal and the material terms thereof (including the identity of the person making such Acquisition Proposal), and advise Parent of any developments (including any change in such terms) with respect to such Acquisition Proposal promptly upon the occurrence thereof.

     Nothing contained in this Section 6.06 or any other provision of this Agreement will prohibit the Company or the Company's Board of Directors from notifying any third party that contacts the Company on an unsolicited basis after the date hereof concerning an Acquisition Proposal of the Company's obligations under this Section 6.06.

     6.7 NO RIGHTS TRIGGERED. The Company shall take all reasonable steps necessary to ensure that the entering into of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby and any other action or combination of actions, or any other transactions contemplated hereby and thereby, do not and will not result in the grant of any Rights to any person (a) under the Constitutive Documents of the Company or any of its Subsidiaries or (b) under any Contract to which the Company or any of its Subsidiaries is a party except, in each case, as expressly contemplated by this Agreement and the Stock Option Agreement.

     6.8 REGULATORY APPLICATIONS. (a) Parent, the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings, notices, applications, consents, registrations, approvals, permits and authorizations with, to or of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable. Parent shall have the right to review in advance, and to the extent practicable to consult with the Company, subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, Parent agrees to act reasonably and as promptly as practicable. Each of Parent and the Company agrees that it will consult with the other party hereto with respect to the obtaining of all material consents, registrations, approvals, permits and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Subject to applicable laws governing the exchange of information, each of Parent and the Company will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     (c) The Company will cooperate with Parent to ensure that, to the extent reasonably practicable, on the Closing Date the activities and assets of the Company and its

Subsidiaries are permitted to be conducted or held by Parent (as a foreign bank qualified as a financial holding company) and its Subsidiaries under the Bank Holding Company Act of 1956, as amended or the Bank Act (Canada), if applicable.

     6.9 EMPLOYEE MATTERS. (a) Parent will cause the Surviving Corporation to honor, in accordance with their terms, all benefit obligations to Employees accrued as of the Effective Time and all employee severance obligations under plans and policies in existence on the date of this Agreement.

     (b) (i) From the Effective Time, Parent shall cause to be provided, to the Employees, employee benefits and compensation plans that, in the aggregate, are no less favorable than those provided from time to time to similarly situated employees of DR Corp. Following the date hereof, the Company and Parent shall cooperate in reviewing, evaluating and analyzing the defined contribution retirement and welfare benefit plans of the Company and its Subsidiaries, with the goal of developing a strategy for providing such benefits to the Employees following the Effective Time in a manner that is reasonably acceptable to the Company. For purposes hereof, the provision of defined contribution retirement and welfare benefits in accordance with the strategy that is agreed upon pursuant to the preceding sentence shall not constitute a violation of the first sentence of this Section 6.09(b).

     (ii) For all purposes under the employee benefit and compensation plans of Parent and its Affiliates providing benefits to any Employees after the Effective Time (the "NEW PLANS"), each Employee shall be credited with his or her years of service with the Company and its Affiliates before the Effective Time, other than for purposes of benefit accrual under any defined benefit pension plan, and except to the extent such credit would result in a duplication of benefits in respect of such period. In addition, and without limiting the generality of the foregoing, for purposes of each New Plan providing medical, dental, pharmaceutical, vision and/or disability benefits to any Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents to the extent such exclusion or limitation was waived under the comparable Compensation and Benefit Plan, and Parent shall cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the comparable Compensation and Benefit Plan ending as of the date such Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

     (c) Parent shall or shall cause the Surviving Corporation to take all actions necessary to effectuate the items set forth in Section 6.09(c) of the Company Disclosure Schedule.

     (d) During the first year following the Closing Date, the Company shall provide severance benefits in accordance with the DR Corp. Severance Pay Plan in effect on the date hereof (including the schedule of benefits previously provided to the Company).

(e) The Company shall take all necessary action to ensure that the previously announced changes to the Compensation and Benefit Plans listed in Section 6.09(e) of the Company Disclosure Schedule do not take effect.

     (f) The Company shall take such action as is necessary to terminate the ESPPs immediately prior to the Closing and shall take action to ensure that all offering periods under such plans shall end on September 30, 2001. Further, the Company shall take such actions as are necessary, including any plan amendments, so that there are no new participants and no increases in current participant elections permitted by the ESPPs, unless required by law.

     6.10 NOTIFICATION OF CERTAIN MATTERS. (a) Each of the Company and the Parent shall give prompt notice to the other of any fact, event or circumstance known to it that could reasonably be expected, individually or taken together with all other facts, events and circumstances known to it, to result in a material breach of any of its representations, warranties, covenants or agreements contained herein.

     (b) The Company shall promptly notify Parent of:

     (i) any written notice or other bona fide communication from any person alleging that the consent of such person is or may be required as a condition to the Merger;

     (ii) any notice or other written communications from any Client (A) terminating or threatening to terminate any material Contract with the Company or any Subsidiary of the Company relating to the rendering of services to such client or (B) relating to any material dispute with such Client; or

     (iii) any written notice or other material communication from any Governmental Authority or Self-Regulatory Organization in connection with the transactions contemplated by this Agreement.

     (c) Each of the Company and its Subsidiaries shall, prior to the Closing Date, notify its insurers in writing of all known incidents, events and circumstances which could reasonably be expected to give rise to a claim against the Company or its Subsidiaries, as applicable.

     6.11 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Parent agrees to cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware law and its Constitutive Documents in effect on the date hereof to indemnify such person (and Parent shall also cause the Surviving Corporation to advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); PROVIDED that any determination required to be made with respect to whether such an officer's or director's conduct complies with the standards set forth under Delaware law and the Company's Constitutive Documents shall be made by independent counsel reasonably acceptable to both the Indemnified Party and the Surviving Corporation.

     (b) Any Indemnified Party wishing to claim indemnification under Section 6.11(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or independent counsel reasonably acceptable to both the Indemnified Party and the Surviving Corporation advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that the Surviving Corporation shall be obligated pursuant to this Section 6.11 to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate reasonably in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; and PROVIDED FURTHER that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (c) For a period of six years from the Effective Time, Parent shall use its reasonable best efforts to cause the Surviving Corporation to provide director's and officer's liability insurance to the present and former officers and directors of the Company or any of the Company's Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; PROVIDED; HOWEVER, that in no event shall the Surviving Corporation be required to expend more than 200 percent of the current amount expended by the Surviving Corporation (such product, the "INSURANCE AMOUNT") to maintain or procure such directors and officers insurance coverage; provided, further, that if the Surviving Corporation is unable to maintain or obtain the insurance called for by this Section 6.11(c), Parent shall use its reasonable best efforts to cause the Surviving Corporation to obtain as much comparable insurance as is available for the Insurance Amount; and PROVIDED, FURTHER, that officers and directors of the Company or any Company

Subsidiary may be required to make application and provide reasonable and customary representations and warranties to the Surviving Corporation's insurance carrier for the purpose of obtaining such insurance.

     6.12 SECTION 15 OF THE INVESTMENT COMPANY ACT. If the Merger and the transactions contemplated hereby constitute a deemed "assignment" (as defined in the Investment Company Act and the Investment Advisers Act) of the advisory agreement with any Registered Fund or any other Client:

     (a) the Company will use its reasonable best efforts to obtain as promptly as practicable, (i) if required by the Investment Company Act or by the terms of the advisory agreement with any Registered Fund, the approval of the Board of Directors and the stockholders of each such Registered Fund, pursuant to the provisions of Section 15 of the Investment Company Act applicable thereto, of a new investment company advisory agreement for such Registered Fund with the applicable Subsidiary of the Company no less favorable to the Company or its Subsidiaries than that in effect immediately prior to the Effective Time and (ii) a consent to assignment (which may be in the form of a "negative consent") from each other Client to whom it or any of its Subsidiaries is providing investment advisory services;

     (b) Parent will use its reasonable best efforts to assure, prior to the Closing, the satisfaction of the conditions set forth in Section 15(f) of the Investment Company Act with respect to each Registered Fund; and

     (c) Parent agrees to use its reasonable best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act with respect to the Registered Funds;

PROVIDED that in no event shall the conditions set forth in Sections 7.01(c), 7.02(b) and 7.03(b) be deemed not to have been satisfied solely on the basis that such consents or approvals have not been obtained, or the conditions described in (b) or (c) above have not been satisfied or complied with, at the Effective Time.

     6.13 ERISA CLIENTS. As soon as reasonably practicable after the date Parent delivers to the Company the schedule referred to below, the Company shall deliver to Parent a schedule identifying each Client that is: (i) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA; (ii) a person acting on behalf of such a plan; or (iii) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (hereinafter referred to as an "ERISA CLIENT"); and listing each contract or agreement, if any, and all amendments thereto, in effect on the date hereof, entered into by the Company or any of its Subsidiaries with respect to or on behalf of any ERISA Client, pursuant to which any of the entities identified in a schedule to be delivered by Parent to the Company as soon as reasonably practicable after the date hereof (including any entity that, to the knowledge of the Company, is an affiliate of any of the entities identified in such schedule) has agreed to (x) execute securities transactions; (y) provide any other goods or services; or (z) purchase, sell, exchange or swap securities or any other economic interest therein or derivative thereof, including rights to receive or obligations to pay interest or principal under any debt obligation, or rights to receive or obligations to pay interest or principal denominated in a particular currency.

     6.14 FORMATION OF MERGER SUBSIDIARY. As soon as practicable following the date of this Agreement, Parent shall cause Merger Subsidiary to be duly organized as a direct or indirect wholly owned Subsidiary of Parent and to become a party to this Agreement by executing and delivering a supplement hereto.

     6.15 INTERNAL REORGANIZATION. At the written request of Parent to accommodate its tax, regulatory or governance needs, the Company shall use its commercially reasonable efforts to undertake such internal corporate restructuring activities as Parent may reasonably request, including merging inactive Subsidiaries with active Subsidiaries, liquidating such inactive Subsidiaries or taking similar actions, to be effective immediately prior to the Effective Time. The Company's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any reorganization undertaken solely on account of this Section 6.15.

                                  ARTICLE VII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

     7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of Parent, Merger Subsidiary and the Company to consummate the Merger is subject to the fulfillment or written waiver by Parent and the Company prior to the Closing of each of the following conditions:

     (a)   Stockholder Approval.  This Agreement shall have been duly
           --------------------
      adopted by the stockholders of the Company by the Company Requisite
      Vote.

     (b)   Governmental and Regulatory Consents.  All approvals, consents
           ------------------------------------
      and authorizations of, filings and registrations with, and applications and notifications to all Governmental Authorities required for the consummation of the Merger or for the prevention of any termination of any right, privilege, license or agreement of either Parent and its Subsidiaries or the Company and its Subsidiaries shall have been obtained or made and shall be in full force and effect and all waiting periods required by applicable law shall have expired; PROVIDED, HOWEVER, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which, together with any other such conditions or restrictions, would be reasonably expected to have a Material Adverse Effect on the Surviving Corporation or Parent after the Effective Time.

     (c)   Third Party Consents. All consents or approvals of all persons, other
           --------------------
      than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.

     (d)   No Injunction. No Governmental Authority of competent jurisdiction
           -------------
      shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement.

     7.2 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing of each of the following conditions:

     (a)   Representations and Warranties.  Subject to the standard set
           ------------------------------
      forth in Section 5.02, the representations and warranties of Parent set forth in this Agreement shall be true and correct (or, in the case of any such representation and warranty of Parent set forth in Section 5.04(b), true and correct in all material respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by a senior executive officer to such effect.

     (b) Performance of Obligations of Parent. Each of Parent and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by a senior executive officer to such effect.

     7.3 CONDITIONS TO OBLIGATION OF PARENT AND MERGER SUBSIDIARY. The obligation of each of Parent and Merger Subsidiary to consummate the Merger is also subject to the fulfillment or written waiver by Parent prior to the Closing of each of the following conditions:

     (a)   Representations and Warranties.  Subject to the standard set
           ------------------------------
      forth in Section 5.02, the representations and warranties of the Company set forth in this Agreement shall be true and correct (or in the case of any such representation and warranty of the Company described in the first parenthetical of Section 5.02, true and correct in all material respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (b)   Performance of Obligations of the Company. The Company shall have
           -----------------------------------------
      performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (c)   Employment Agreements. The Employment Agreements of at least one
           ---------------------
      individual comprising Group A as set forth on Annex C and at least one individual comprising Group B as set forth on Annex C shall be in full force and effect and, in each case, such individual shall still be employed by the Company and shall not have committed an act or omission that would permit their termination for "cause" thereunder.

                                  ARTICLE VIII

                                   TERMINATION

     8.1 TERMINATION. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time:

     (a)   Mutual Consent.  By the mutual consent of Parent and the Company.
           --------------

     (b)   Breach.  By Parent or the Company, in the event of
           ------
      either: (i) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and, in the case of each of (i) and
      (ii), which breach, individually or in the aggregate with other such breaches, would cause the conditions set forth in Section 7.03(a) or
      (b), in the case of a breach by the Company, or Section 7.02(a) or (b), in the case of a breach by Parent or Merger Subsidiary, not to be satisfied or would reasonably be expected to prevent, materially delay or materially impair the ability of the Company, Merger Subsidiary or Parent to consummate the Merger and the other transactions contemplated by this Agreement.

     (c)   Delay. By Parent or the Company, in the event that the Effective Time
           -----
      has failed to occur on or before April 30, 2002, except to the extent that such failure arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

     (d)   No Regulatory Approval.  By Parent or the Company, if the
           ----------------------
      approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority, or such Governmental Authority shall have requested the permanent withdrawal of any application therefor, or any such approval shall have become final and unappealable and be made subject to any condition or restriction described in the proviso to Section 7.01(b).

     (e)   No Stockholder Approval.  By Parent or the Company, if the
           -----------------------
      Company Requisite Vote is not obtained at the Company Stockholders Meeting called to obtain the Company Requisite Vote.




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


     (f)   Failure to Recommend, Etc. By Parent, if at any time prior to the
           --------------------------
      Company Stockholders Meeting the Company's Board of Directors shall have failed to make its recommendation referred to in Section 6.03, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of Parent.

     (g)   Acquisition Proposal.  By Parent, if (i) the Board of Directors
           --------------------
      of the Company or the Company determines to negotiate (it being understood and agreed that "NEGOTIATE" shall not be deemed to include the provision of information to, or the request and receipt of information from, any Person that submits an Acquisition Proposal or discussions with any such person for the purpose of ascertaining the terms and/or conditions of such Acquisition Proposal and determining whether the Board of Directors of the Company will in fact engage in, or authorize, negotiations) with any Person other than Parent or its Affiliates in connection with an Acquisition Proposal or (ii) the Board of Directors of the Company shall take any of the actions described in clause (iii) of the proviso to Section 6.06.

     8.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 8.03 and 9.01 hereof,
(b) that the Stock Option Agreement shall be governed by its own terms as to termination and (c) that termination will not relieve a breaching party from liability for any knowing or willful breach of this Agreement.

     8.3 TERMINATION FEE. (a) In addition to any other rights that Parent has under this Agreement, the Stock Option Agreement and/or otherwise, if this Agreement is terminated by Parent pursuant to Section 8.01(f) or clause (ii) of 8.01(g), then the Company shall pay to Parent U.S. $6,250,000.

     (b) Any payment required to be made under paragraph (a) above shall be payable, without setoff, by wire transfer in immediately available funds, to an account specified by Parent, within three Business Days following such termination.

     (c) The Company acknowledges that the agreements contained in this Section
8.03 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 8.03, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the payment set forth in this Section 8.03, the Company shall reimburse Parent's costs and expenses (including attorneys' fees) in connection with such suit, together with interest on any amount due pursuant to this Section 8.03 from the date such amount becomes payable until the date of such payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus two (2) percent.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 SURVIVAL. No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time or termination of this Agreement; PROVIDED, HOWEVER, that (a) the agreements of the parties contained in Article III and 6.11 and in this Article IX shall survive the Effective Time and (b) if this Agreement is terminated prior to the Effective Time, the agreements of the parties contained in Sections 6.05(b), 8.02 and 8.03 and in this Article IX shall survive such termination.

     9.2 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefitted by the provision in a writing signed by such person or (b) amended or modified at any time, by an agreement in writing between the parties hereto and executed in the same manner as this Agreement, except that, after adoption of the Agreement by the stockholders of the Company, no amendment may be made which under applicable law requires further approval of such stockholders without obtaining such required further approval.

     9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.4 GOVERNING LAW AND VENUE. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably submit to the jurisdiction of the federal courts of the United States of America and the state courts of the State of Delaware, in each case located in the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and the Stock Option Agreement and of the documents referred to in this Agreement and the Stock Option Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or the Stock Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware, federal or state court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.06 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     9.5 EXPENSES. Whether or not the Merger is consummated, each party hereto will bear all expenses incurred by it in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby.

     9.6 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or telecopied (with confirmation), (b) on the first Business Day following the date of dispatch, if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

            If to the Company, to:

                  Tucker Anthony Sutro
                  World Financial Center
                    (In Oppenheimer Tower)
                  200 Liberty Street, 3rd Floor
                  New York, New York  10281
                  Attention:  John Goldsmith
                  Facsimile:  (617) 725-1789

            With a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019
                  Attention:  Adam D. Chinn
                  Facsimile:  (212) 403-2000

            If to Parent or Merger Subsidiary, to:

                  Royal Bank of Canada
                  200 Bay Street
                  Royal Bank Plaza
                  Toronto, Ontario
                  Canada M5J 2J5
                  Attention:  W. Michael Wilson
                  Facsimile:  (416) 974-9399

            With a copy to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Attention:  Donald J. Toumey
                  Facsimile:  (212) 558-3588

     9.7 ENTIRE UNDERSTANDING; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Stock Option Agreement and the documents referred to herein and therein represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and such agreements supersede any and all other oral or written agreements heretofore made, including the Confidentiality Agreement. Except for
Section 6.11, which shall inure to the benefit of and be enforceable by the Indemnified Parties named therein and their heirs and legal representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of each other party hereto, except that Parent and Merger Subsidiary may assign or delegate in their sole discretion any or all of their rights, interests or obligations under this Agreement to any direct or indirect, wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

     9.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                    TUCKER ANTHONY SUTRO


                                    By:   /s/ John H. Goldsmith
                                         -------------------------------------
                                       Name:  John H. Goldsmith
                                       Title: Chairman and Chief Executive
                                              Officer

                                    ROYAL BANK OF CANADA


                                    By:   /s/ Peter W. Currie
                                         -------------------------------------
                                       Name:  Peter W. Currie
                                       Title: Vice-Chairman and Chief
                                              Financial Officer


                                    By:   /s/ Irving Weiser
                                         -------------------------------
                                       Name:  Irving Weiser
                                       Title: President and Chief Executive
                                              Officer, Dain Rauscher Corporation